Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wegener Corporation

Duluth, Georgia

We hereby consent to the incorporation by reference in the Registration Statements (File No. 33-45390, No. 33-42007, No. 333-08017, No. 33-27527, No. 333-29887, No. 33-51205, and No. 333-29889) of Wegener Corporation of our reports dated November 29, 2007, relating to the consolidated financial statements and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2007.

Atlanta, Georgia	BDO Seidman, LLP
November 29, 2007